Exhibit 3(i)

RESTATED CERTIFICATE OF INCORPORATION

OF

IDEXX LABORATORIES, INC.

(originally AgriTech Systems, Inc.)
(Incorporated December 19, 1983)

        IDEXX Laboratories, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby integrate into this instrument all of the provisions of its certificate of incorporation now in effect and operative as a result of there having heretofore been filed with the Secretary of State of Delaware one or more certificates or other instruments pursuant to any of the sections referred to in Section 104 of the General Corporation Law of the State of Delaware and adopt this restated certificate of incorporation (the “Restated Certificate”). This Restated Certificate was duly adopted in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware by the Board of Directors of the Corporation without a vote of the stockholders and only restates and integrates and does not further amend the provisions of the Corporation’s certificate of incorporation as theretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of this Restated Certificate.

_________________

        FIRST: The name of the Corporation is IDEXX LABORATORIES, INC.

        SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

        THIRD: The nature of the business or purposes to be conducted or promoted is:

        To act as general or limited partner of a general or limited partnership in any business enterprise which the Corporation would have the power to conduct by itself.

        To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

        FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is 15,500,000 of which (i) 15,000,000 shares shall be Common Stock, $0.10 par value per share (“Common Stock”), and (ii) 500,000 shares shall be Series Preferred Stock, $1.00 par value per share (“Series Preferred Stock”).

        Series Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Series Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. Different series of Series Preferred Stock shall not be construed to constitute different classes of shares for the purpose of voting by classes unless expressly provided.

        Authority is hereby expressly granted to the Board of Directors from time to time to issue the Series Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of Delaware. Without limiting the generality of the foregoing, the resolutions providing for the issuance of any series of Series Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Common Stock or any other series of Series Preferred Stock. No vote of the holders of the Common Stock or Series Preferred Stock shall be prerequisite to the issuance of any series of any shares of the Series Preferred Stock authorized by and complying with the conditions of this Restated Certificate, the right to such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

        FIFTH: The Corporation is to have perpetual existence.

        SIXTH: In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by- laws of the Corporation.

        SEVENTH: Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

        Meetings of stockholders may be held within or outside the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the Corporation.

        EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

        NINTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director; provided, however, that the foregoing clause shall not apply to any liability of a Director (i) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the Director derived an improper personal benefit. This Article shall not eliminate or limit the liability of a Director for any act or omission occurring prior to September 30, 1986.

        TENTH: This Article is inserted for the management of the business and for the conduct of the affairs of the Corporation, and it is expressly provided that it is intended to be in furtherance and not in limitation or exclusion of the powers conferred by the statutes of the State of Delaware.

    1.        Number of Directors. The number of directors which shall constitute the whole Board of Directors shall be determined by resolution of a majority of the Board of Directors, but in no event shall be less than three. The number of directors may be decreased at any time and from time to time by a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors. The directors shall be elected at the annual meeting of stockholders by such stockholders as have the right to vote on such election. Directors need not be stockholders of the corporation.

    2.        Classes of Directors. The Board of Directors shall be and is divided into three classes: Class I, Class II and Class III. No one class shall have more than one director more than any other class. If a fraction is contained in the quotient arrived at by dividing the authorized number of directors by three, then, if such fraction is one-third, the extra director shall be a member of Class I and, if such fraction is two-thirds, one of the extra directors shall be a member of Class I and the other extra director shall be a member of Class II, unless otherwise provided for from time to time by resolution adopted by a majority of the Board of Directors.

    3.        Election of Directors. Elections of directors need not be by written ballot except as and to the extent provided in the By-Laws of the Corporation.

    4.        Terms of Office. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, however, that each initial director in Class I shall serve for a term ending on the date of the annual meeting next following the end of the Corporation’s fiscal year ending December 31, 1993; each initial director in Class II shall serve for a term ending on the date of the annual meeting next following the end of the Corporation’s fiscal year ending December 31, 1992; and each initial director in Class III shall serve for a term ending on the date of the annual meeting next following the end of the Corporation’s fiscal year ending December 31, 1991.

    5.        Allocation of Directors Among Classes in the Event of Increases or Decreases in the Number of Directors. In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as director of the class of which he is a member until the expiration of his current term or his prior death, retirement or resignation and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of office are to expire at the earliest dates following such allocation, unless otherwise provided for from time to time by resolution adopted by a majority of the directors then in office, although less than a quorum.

    6.        Tenure. Notwithstanding any provisions to the contrary contained herein, each director shall hold office until his successor is elected and qualified, or until his earlier death, resignation or removal.

    7.        Vacancies. Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, may be filled only by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, if applicable, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next election of the class for which such director shall have been chosen and until his successor is elected and qualified, or until his earlier death, resignation or removal.

    8.        Quorum. A majority of the total number of the whole Board of Directors shall constitute a quorum at all meetings of the Board of Directors. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall less than one-third (1/3) of the number so fixed constitute a quorum. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

    9.        Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law or the Corporation’s Certificate of Incorporation or By-Laws.

    10.        Removal. Any one or more or all of the directors may be removed, with or without cause, by the holders of at least seventy-five percent (75%) of the shares then entitled to vote at an election of directors.

    11.        Stockholder Nominations and Introduction of Business, Etc. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided in the By-Laws of the Corporation.

    12.        Amendments to Article. Notwithstanding any other provisions of law, this Certificate of Incorporation or the Corporation’s By-Laws, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the votes which all the stockholders would be entitled to cast at any annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article TENTH.

        ELEVENTH: Until the closing of a firm commitment, underwritten public offering of the Corporation’s Common Stock (a “Public Offering”), any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Effective upon the closing of a Public Offering, stockholders of the Corporation may not take any action by written consent in lieu of a meeting. Notwithstanding any other provision of law, this Certificate of Incorporation or the Corporation’s By-laws, as amended, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the votes which all the stockholders would be entitled to cast at any annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with this Article ELEVENTH.

        TWELFTH: Special meetings of stockholders may be called at any time by the President or by the Chairman of the Board of Directors. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting. Notwithstanding any other provision of law, this Certificate of Incorporation or the Corporation’s By-laws, as amended, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the votes which all the stockholders would be entitled to cast at any annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with this Article TWELFTH.

        THIRTEENTH: 1. Actions, Suits and Proceedings Other than by or in the Right of the Corporation. The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding anything to the contrary in this Article, except as set forth in Section 6 below, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation.

    2.        Actions or Suits by or in the Right of the Corporation. The Corporation shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses (including attorneys’ fees) which the Court of Chancery of Delaware or such other court shall deem proper.

    3.        Indemnification for Expenses of Successful Party. Notwithstanding the other provisions of this Article, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, he shall be indemnified against all expenses (including attorneys’ fees) actually and reasonably incurred by him or on his behalf in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to the Indemnitee, (ii) an adjudication that the Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by the Indemnitee, (iv) an adjudication that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe his conduct was unlawful, the Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

    4.        Notification and Defense of Claim. As a condition precedent to his right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as provided below in this Section 4. The Indemnitee shall have the right to employ his own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.

    5.        Advance of Expenses. Subject to the provisions of Section 6 below, in the event that the Corporation does not assume the defense pursuant to Section 4 of this Article of any action, suit, proceeding or investigation of which the Corporation receives notice under this Article, any expenses (including attorneys’ fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter, provided, however, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article. Such undertaking may be accepted without reference to the financial ability of such person to make such repayment.

    6.        Procedure for Indemnification. In order to obtain indemnification or advancement of expenses pursuant to Section 1, 2, 3 or 5 of this Article, the Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of the Indemnitee, unless with respect to requests under Section 1, 2 or 5 the Corporation determines, by clear and convincing evidence, within such 60-day period that the Indemnitee did not meet the applicable standard of conduct set forth in Section 1 or 2, as the case may be. Such determination shall be made in each instance by (a) a majority vote of a quorum of the directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question (“disinterested directors”), (b) if no such quorum is obtainable, a majority vote of a committee of two or more disinterested directors, (c) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, (d) independent legal counsel (who may be regular legal counsel to the Corporation), or (e) a court of competent jurisdiction.

    7.        Remedies. The right to indemnification or advances as granted by this Article shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within the 60-day period referred to above in Section 6. Unless otherwise provided by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Article shall be on the Corporation. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 6 that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee’s expenses (including attorneys’ fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

    8.        Subsequent Amendment. No amendment, termination or repeal of this Article or of the relevant provisions of the General Corporation Law of Delaware or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

    9.        Other Rights. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. Nothing contained in this Article shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article. In addition, the Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

    10.        Partial Indemnification. If an Indemnitee is entitled under any provision of this Article to indemnification by the Corporation for some or a portion of the expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

    11.        Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware.

    12.        Merger or Consolidation. If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

    13.        Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

    14.        Definitions. Terms used herein and defined in Section 145(h) and Section 145(i) of the General Corporation Law of Delaware shall have the respective meanings assigned to such terms in such Section 145(h) and Section 145(i).

    15.        Subsequent Legislation. If the General Corporation Law of Delaware is amended after adoption of this Article to expand further the indemnification permitted to Indemnitees, then the Corporation shall indemnify such persons to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.

        IN WITNESS WHEREOF, IDEXX LABORATORIES, INC. has caused this Restated Certificate to be signed by its President and attested by its Secretary this 26th day of December, 1991.

IDEXX LABORATORIES, INC.

By: /s/David E. Shaw
President

ATTEST:

/s/Gail J. Hupper
Secretary

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
IDEXX LABORATORIES, INC.

        IDEXX Laboratories, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

        FIRST: At a meeting of the Board of Directors of the Corporation held pursuant to notice duly given, the Board of Directors duly adopted a resolution pursuant to Section 242 of the General Corporation Law of the State of Delaware proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation (the “Certificate”) of said Corporation.

RESOLVED:	That the first paragraph of Article FOURTH of the Certificate be amended so that, as amended, said first paragraph of Article FOURTH shall read in its entirety as follows:

FOURTH:	The aggregate number of shares which the Corporation shall have authority to issue is 30,500,000 of which (i) 30,000,000 shares shall be Common Stock, $0.10 par value per share (“Common Stock”), and (ii) 500,000 shares shall be Series Preferred Stock, $1.00 par value per share (“Series Preferred Stock”).

        SECOND: That the foregoing amendment to the Corporation’s Certificate was adopted by the holders of a majority of the outstanding shares of Common Stock at a Special Meeting of Stockholders held on September 24, 1993 pursuant to notice duly given.

        IN WITNESS WHEREOF, said IDEXX Laboratories, Inc. has caused this Certificate to be signed by John P. Deckro, its Senior Vice President, and attested by Richard B. Thorp, its Secretary, this 24th day of September, 1993.

IDEXX LABORATORIES, INC.

By: /s/John P. Deckro
John P. Deckro Senior Vice President - Finance, Chief Financial Officer and Treasurer

ATTEST:

By: /s/Richard B. Thorp
Richard B. Thorp Secretary

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
IDEXX LABORATORIES, INC.

        IDEXX Laboratories, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

        FIRST: At a meeting of the Board of Directors of the Corporation held pursuant to notice duly given, the Board of Directors duly adopted a resolution pursuant to Section 242 of the General Corporation Law of the State of Delaware proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation, as amended (the “Certificate”), of said Corporation:

RESOLVED:	That the first paragraph of Article FOURTH of the Certificate be amended so that, as amended, said first paragraph of Article FOURTH shall read in its entirety as follows:

FOURTH:	The aggregate number of shares which the Corporation shall have authority to issue is 60,500,000 of which (i) 60,000,000 shares shall be Common Stock, $0.10 par value per share (“Common Stock”), and (ii) 500,000 shares shall be Series Preferred Stock, $1.00 par value per share (“Series Preferred Stock”).

        SECOND: That the foregoing amendment to the Corporation’s Certificate was adopted by the holders of a majority of the outstanding shares of Common Stock at the Annual Meeting of Stockholders held on May 26, 1995 pursuant to notice duly given.

        IN WITNESS WHEREOF, said IDEXX Laboratories, Inc. has caused this Certificate to be signed by David E. Shaw, its Chairman and Chief Executive Officer, and attested by Richard B. Thorp, its Secretary, this 26th day of May, 1995.

IDEXX LABORATORIES, INC.

By: /s/David E. Shaw
David E. Shaw Chairman and Chief Executive Officer

ATTEST:

By: /s/Richard B. Thorp
Richard B. Thorp Secretary

CERTIFICATE OF DESIGNATIONS

OF

SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

OF

IDEXX LABORATORIES, INC.

_________________

        IDEXX Laboratories, Inc., a corporation organized and existing under the laws of the State of Delaware (hereinafter called the “Corporation”), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation at a meeting duly called and held on December 17, 1996:

        RESOLVED: That pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the “Board of Directors” or the “Board”) in accordance with the provisions of the Certificate of Incorporation, as amended, the Board of Directors hereby creates a series of Preferred Stock, $1.00 par value per share (the “Preferred Stock”), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences and limitations thereof as follows:

   Series A Junior Participating Preferred Stock:

    Section 1.        Designation and Amount. The shares of such series shall be designated as “Series A Junior Participating Preferred Stock” (the “Series A Preferred Stock”) and the number of shares constituting the Series A Preferred Stock shall be one hundred thousand (100,000). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

    Section 2.        Dividends and Distributions.

    (A)        Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $0.10 per share (the “Common Stock”), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Corporation legally available for the payment of dividends, quarterly dividends payable in cash on the last day of each fiscal quarter of the Corporation in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. In the event the Corporation shall at any time declare or pay any dividend on the Series A Preferred Stock payable in shares of Series A Preferred Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Series A Preferred Stock (by reclassification or otherwise than by payment of a dividend in shares of Series A Preferred Stock) into a greater or lesser number of shares of Series A Preferred Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the first sentence of this Section 2(A) shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Series A Preferred Stock that were outstanding immediately prior to such event and the denominator of which is the number of shares of Series A Preferred Stock outstanding immediately after such event.

    (B)        The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock) and the Corporation shall pay such dividend or distribution on the Series A Preferred Stock before the dividend or distribution declared on the Common Stock is paid or set apart; provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

    (C)        Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

    Section 3.        Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

    (A)        Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. In the event the Corporation shall at any time declare or pay any dividend on the Series A Preferred Stock payable in shares of Series A Preferred Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Series A Preferred Stock (by reclassification or otherwise than by payment of a dividend in shares of Series A Preferred Stock) into a greater or lesser number of shares of Series A Preferred Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Series A Preferred Stock that were outstanding immediately prior to such event and the denominator of which is the number of shares of Series A Preferred Stock outstanding immediately after such event.

    (B)        Except as otherwise provided herein, in the Certificate of Incorporation or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

    (C)        (i)       If at any time dividends on any Series A Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the holders of the Series A Preferred Stock, voting as a separate series from all other series of Preferred Stock and classes of capital stock, shall be entitled to elect two members of the Board of Directors in addition to any Directors elected by any other series, class or classes of securities and the authorized number of Directors will automatically be increased by two. Promptly thereafter, the Board of Directors of this Corporation shall, as soon as may be practicable, call a special meeting of holders of Series A Preferred Stock for the purpose of electing such members of the Board of Directors. Said special meeting shall in any event be held within 45 days of the occurrence of such arrearage.

               (ii)       During any period when the holders of Series A Preferred Stock, voting as a separate series, shall be entitled and shall have exercised their right to elect two Directors, then and during such time as such right continues (a) the then authorized number of Directors shall be increased by two, and the holders of Series A Preferred Stock, voting as a separate series, shall be entitled to elect the additional Directors so provided for, and (b) each such additional Director shall not be a member of any existing class of the Board of Directors, but shall serve until the next annual meeting of stockholders for the election of Directors, or until his successor shall be elected and shall qualify, or until his right to hold such office terminates pursuant to the provisions of this Section 3(C).

               (iii)        A Director elected pursuant to the terms hereof may be removed with or without cause by the holders of Series A Preferred Stock entitled to vote in an election of such Director.

               (iv)        If, during any interval between annual meetings of stockholders for the election of Directors and while the holders of Series A Preferred Stock shall be entitled to elect two Directors, there is no such Director in office by reason of resignation, death or removal, then, promptly thereafter, the Board of Directors shall call a special meeting of the holders of Series A Preferred Stock for the purpose of filling such vacancy and such vacancy shall be filled at such special meeting. Such special meeting shall in any event be held within 45 days of the occurrence of such vacancy.

               (v)        At such time as the arrearage is fully cured, and all dividends accumulated and unpaid on any shares of Series A Preferred Stock outstanding are paid, and, in addition thereto, at least one regular dividend has been paid subsequent to curing such arrearage, the term of office of any Director elected pursuant to this Section 3(C), or his successor, shall automatically terminate, and the authorized number of Directors shall automatically decrease by two, the rights of the holders of the shares of the Series A Preferred Stock to vote as provided in this Section 3(C) shall cease, subject to renewal from time to time upon the same terms and conditions, and the holders of shares of the Series A Preferred Stock shall have only the limited voting rights elsewhere herein set forth.

    (D)        Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

    Section 4.        Certain Restrictions.

    (A)        Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

              (i)        declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

              (ii)        declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

              (iii)        redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

              (iv)        redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

    (B)        The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

    Section 5.        Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

    Section 6.        Liquidation, Dissolution or Winding Up.

    (A)        Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $1000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

    (B)        Neither the consolidation, merger or other business combination of the Corporation with or into any other corporation nor the sale, lease, exchange or conveyance of all or any part of the property, assets or business of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 6.

    (C)        In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of paragraph (A) of this Section 6 shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. In the event the Corporation shall at any time declare or pay any dividend on the Series A Preferred Stock payable in shares of Series A Preferred Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Series A Preferred Stock (by reclassification or otherwise than by payment of a dividend in shares of Series A Preferred Stock) into a greater or lesser number of shares of Series A Preferred Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of paragraph (A) of this Section 6 shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Series A Preferred Stock that were outstanding immediately prior to such event and the denominator of which is the number of shares of Series A Preferred Stock outstanding immediately after such event.

    Section 7.        Consolidation, Merger, etc. Notwithstanding anything to the contrary contained herein, in case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. In the event the Corporation shall at any time declare or pay any dividend on the Series A Preferred Stock payable in shares of Series A Preferred Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Series A Preferred Stock (by reclassification or otherwise than by payment of a dividend in shares of Series A Preferred Stock) into a greater or lesser number of shares of Series A Preferred Stock, then in each such case the amount set forth in the first sentence of this Section 7 with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Series A Preferred Stock that were outstanding immediately prior to such event and the denominator of which is the number of shares of Series A Preferred Stock outstanding immediately after such event.

    Section 8.        No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

    Section 9.        Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Preferred Stock issued either before or after the issuance of the Series A Preferred Stock, unless the terms of any such series shall provide otherwise.

    Section 10.        Amendment. At such time as any shares of Series A Preferred Stock are outstanding, the Certificate of Incorporation, as amended, of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

    Section 11.     Fractional Shares. Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of holders of Series A Preferred Stock.

        IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its Chairman of the Board this 17th day of December, 1996.

IDEXX LABORATORIES, INC.

By: /s/David E. Shaw
Chairman of the Board

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

IDETEK, INC.

WITH AND INTO

IDEXX LABORATORIES, INC.

(Pursuant to Section 253 of the General Corporation Law of the State of Delaware)

        IDEXX LABORATORIES, INC., a Delaware corporation (the “Corporation”), does hereby certify:

FIRST:	That the Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware.

SECOND:	That the Corporation owns more than ninety percent of the outstanding shares of each class of the capital stock of Idetek, Inc., a California corporation (“Idetek”).

THIRD:	That the Corporation by resolutions (a true copy of which is attached hereto as Exhibit A) of the Board of Directors duly adopted at a meeting held on December 17, 1996, determined, among other things, to merge Idetek with and into the Corporation upon the terms and subject to the conditions set forth in such resolutions (the “Merger”). Such resolutions have not been modified or rescinded and are in full force and effect on the date hereof.

FOURTH:	That the name of the corporation surviving the merger (the “Surviving Corporation”) is “IDEXX Laboratories, Inc.”

FIFTH:	That the Certificate of Incorporation of the Corporation shall be the Certificate of Incorporation of the Surviving Corporation.

SIXTH:	That the Merger shall become effective upon the filing of this Certificate of Ownership and Merger with the Secretary of State of the State of Delaware.

        IN WITNESS WHEREOF, IDEXX Laboratories, Inc. has caused this Certificate of Ownership and Merger to be executed in its corporate name by its Secretary, on the 20th day of December, 1996.

IDEXX LABORATORIES, INC.

By: /s/Richard B. Thorp
Name: Richard B. Thorp Title: Secretary

EXHIBIT A
TO
CERTIFICATE OF OWNERSHIP AND MERGER
MERGING IDETEK, INC.
WITH AND INTO IDEXX LABORATORIES, INC.

CERTIFIED RESOLUTIONS

OF THE BOARD OF DIRECTORS OF

IDEXX LABORATORIES, INC.
(hereinafter referred to as the “Company”)

        WHEREAS, the Board of Directors of the Company deems it advisable and in the best interests of the Company and its stockholders that the Company enter into and consummate a merger (the “Merger”) of Idetek, Inc., a California corporation and wholly owned subsidiary of the Company (“Idetek”), with and into the Company;

        NOW, THEREFORE, IT IS RESOLVED, that the Company be, and it hereby is, authorized and empowered to enter into and consummate the Merger, pursuant to which, among other things, (i) Idetek will be merged with and into the Company pursuant to Section 253 of the General Corporation Law of the State of Delaware (the “DGCL”) and Section 1108 of the General Corporation Law of the State of California (the “CGCL”); (ii) the name of the corporation surviving the Merger shall be “IDEXX Laboratories, Inc.”; and (iii) the Certificate of Incorporation of the surviving corporation shall be the Certificate of Incorporation of the Company, each of such actions being hereby approved and adopted; and it is further

        RESOLVED, that the Chief Executive Officer, President, any Vice President and Secretary of the Company be, and each of them acting singly hereby is, authorized, in the name and on behalf of the Company, to execute and file, or cause to be filed, an appropriate Certificate of Ownership and Merger to effect the Merger with the Secretary of State of the State of Delaware and the Secretary of State of the State of California in accordance with the DGCL and the CGCL, respectively, and to make, execute, deliver and file at the appropriate time such other instruments and documents as may be necessary or desirable to consummate the Merger pursuant to the DGCL and the CGCL, respectively; and it is further

        RESOLVED, that the Chief Executive Officer, President, any Vice President and Secretary of the Company be, and each of them acting singly hereby is, authorized and directed to take all such other actions, to cause to be prepared and filed all such documents, to make all expenditures (consistent with the existing policies of the Company) and to execute all instruments deemed by any of them to be necessary or appropriate for carrying out the intents and purposes of each and all of the foregoing resolutions; and that the performance of such acts by them shall be conclusive evidence of the approval thereof and the authority therefor by and from the Company; and it is further

        RESOLVED, that any actions taken by any officer of the Company on or prior to the date of this meeting that are within the authority conferred by any of the foregoing resolutions be, and each of them hereby is, ratified, confirmed and approved in all respects as the acts and deeds of the Company.

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

ETI CORPORATION

WITH AND INTO

IDEXX LABORATORIES, INC.

(Pursuant to Section 253 of the General Corporation Law of the State of Delaware)

        IDEXX LABORATORIES, INC., a Delaware corporation (the “Corporation”), does hereby certify:

FIRST:	That the Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware.

SECOND:	That the Corporation owns more than ninety percent of the outstanding shares of each class of the capital stock of ETI Corporation, a Delaware corporation (“ETI”).

THIRD:	That the Corporation by resolutions (a true copy of which is attached hereto as Exhibit A) of the Board of Directors duly adopted at a meeting held on December 10, 1997, determined, among other things, to merge ETI with and into the Corporation upon the terms and subject to the conditions set forth in such resolutions (the “Merger”). Such resolutions have not been modified or rescinded and are in full force and effect on the date hereof.

FOURTH:	That the name of the corporation surviving the merger (the “Surviving Corporation”) is “IDEXX Laboratories, Inc.”

FIFTH:	That the Restated Certificate of Incorporation, as amended, of the Corporation in effect immediately prior to the Merger shall be the Certificate of Incorporation of the Surviving Corporation.

SIXTH:	That the Merger shall become effective upon the filing of this Certificate of Ownership and Merger with the Secretary of State of the State of Delaware.

        IN WITNESS WHEREOF, IDEXX Laboratories, Inc. has caused this Certificate of Ownership and Merger to be executed in its corporate name by its Secretary, on the 16th day of July, 1998.

IDEXX LABORATORIES, INC.

By: /s/Richard B. Thorp
Name: Richard B. Thorp Title: Secretary

EXHIBIT A
TO
CERTIFICATE OF OWNERSHIP AND MERGER
MERGING ETI CORPORATION
WITH AND INTO IDEXX LABORATORIES, INC.

CERTIFIED RESOLUTIONS

OF THE BOARD OF DIRECTORS OF

IDEXX LABORATORIES, INC.
(hereinafter referred to as the “Company”)

        WHEREAS, the Board of Directors of the Company deems it advisable and in the best interests of the Company and its stockholders that the Company enter into and consummate a merger (the “Merger”) of ETI Corporation, a Delaware corporation and wholly owned subsidiary of the Company (“ETI”), Access Medical Systems, Inc., a Delaware corporation and wholly owned subsidiary of ETI (“Access”), Environetics, Inc., a Delaware corporation and wholly owned subsidiary of Access (“Environetics”), with and into the Company.

RESOLVED:	That the Company be, and it hereby is, authorized and empowered to enter into and consummate the Merger, pursuant to which, among other things, (i) ETI, Access and Environetics will be merged with and into the Company pursuant to Section 253 of the General Corporation Law of the State of Delaware (the “DGCL”); (ii) the name of the corporation surviving the Merger shall be “IDEXX Laboratories, Inc.”; and (iii) the Certificate of Incorporation of the surviving corporation shall be the Restated Certificate of Incorporation of the Company, each of such actions being hereby approved and adopted.

RESOLVED:	That the Chief Executive Officer, President, any Vice President and Secretary of the Company be, and each of them acting singly hereby is, authorized and empowered, acting in the name and on behalf of the Company, to execute and file, or cause to be filed, an appropriate Certificate of Ownership and Merger to effect the Merger with the Secretary of State of the State of Delaware in accordance with the DGCL, and to make, execute, deliver and file at the appropriate time such other instruments and documents as may be necessary or desirable to consummate the Merger pursuant to the DGCL.

RESOLVED:	That the Chief Executive Officer, President, any Vice President and Secretary of the Company be, and each of them acting singly hereby is, authorized and directed to take all such other actions, to cause to be prepared and filed all such documents, to make all expenditures (consistent with the existing policies of the Company) and to execute all instruments deemed by any of them to be necessary or appropriate for carrying out the intents and purposes of each and all of the foregoing resolutions; and that the performance of such acts by them shall be conclusive evidence of the approval thereof and the authority therefor by and from the Company.

CERTIFICATE OF AMENDMENT

TO

RESTATED CERTIFICATE OF INCORPORATION

OF

IDEXX LABORATORIES, INC.

        IDEXX Laboratories, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

        FIRST: At a meeting of the Board of Directors of the Corporation held pursuant to notice duly given, the Board of Directors duly adopted a resolution pursuant to Section 242 of the General Corporation Law of the State of Delaware proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation, as amended (the “Certificate”) of said Corporation.

RESOLVED:	That the first paragraph of Article FOURTH of the Certificate be amended so that, as amended, said first paragraph of Article FOURTH shall read in its entirety as follows:

FOURTH:	The aggregate number of shares which the Corporation shall have authority to issue is 120,500,000 of which (i) 120,000,000 shares shall be Common Stock, $0.10 par value per share (“Common Stock”), and (ii) 500,000 shares shall be Series Preferred Stock, $1.00 par value per share (“Series Preferred Stock”).

        SECOND: That the foregoing amendment to the Corporation’s Certificate was adopted by the holders of a majority of the outstanding shares of Common Stock at the Annual Meeting of Stockholders held on May 10, 2006 pursuant to notice duly given.

        IN WITNESS WHEREOF, said IDEXX Laboratories, Inc. has caused this Certificate to be signed by Jonathan W. Ayers, its President, Chief Executive Officer & Chairman, and attested by Conan R. Deady, its Vice President and Secretary, this 10th day of May, 2006.

IDEXX LABORATORIES, INC.

By: /s/Jonathan W. Ayers
Jonathan W. Ayers President, Chief Executive Officer and Chairman

ATTEST:

By: /s/Conan R. Deady
Conan R. Deady Vice President and Secretary